Exhibit 10.3
WEATHERFORD EMPLOYEE BENEFIT AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made by and among Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”), on behalf of itself and its subsidiaries, Grant Prideco, Inc., a Delaware corporation (“GPI”) and National Oilwell Varco, Inc., a Delaware corporation (“NOV”).
W I T N E S S E T H
     WHEREAS, Weatherford Delaware, certain subsidiaries of Weatherford Delaware and GPI previously entered into those certain agreements entitled “Distribution Agreement” by and between Weatherford International, Inc. and Grant Prideco, Inc. dated March 22, 2000 (the “Distribution Agreement”) (attached hereto) and “Employee Benefits Agreement” dated April 10, 2000 (the “Employee Benefits Agreement”) (attached hereto);
     WHEREAS, pursuant to the Distribution Agreement, Weatherford Delaware distributed to its stockholders all of the outstanding shares of the common stock of GPI, $.01 par value (the “Distribution”);
     WHEREAS, Weatherford Delaware and certain of its affiliates maintain (i) the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan (the “Weatherford Deferred Compensation Plan”), (ii) the Weatherford International, Inc. Foreign Executive Deferred Compensation Plan (the “Weatherford Foreign Deferred Compensation Plan”) and (iii) the Weatherford International, Inc. Executive Deferred Compensation Plan for Non-Employee Directors (the “Weatherford Directors’ Deferred Compensation Plan”) (collectively, the “Weatherford Plans”);
     WHEREAS, a multiple grantor trust entitled “Energy Ventures, Inc. Executive Deferred Compensation Stock Ownership Trust” (the “Trust”) was previously established to assist employers in meeting their obligations under the Weatherford Deferred Compensation Plan;
     WHEREAS, as of the record date for the Distribution the Trust held shares of Weatherford Delaware common stock for the Weatherford Deferred Compensation Plan and Weatherford Delaware held shares of Weatherford Delaware common stock for the Weatherford Foreign Deferred Compensation Plan and the Weatherford Directors’ Deferred Compensation Plan;
     WHEREAS, both Weatherford Delaware and the trustee of the Trust waived their rights to receive a distribution of GPI common stock in connection with the Distribution;
     WHEREAS, in accordance with the Employee Benefits Agreement, upon the Distribution, the account of each participant in each of the Weatherford Plans was deemed to be credited with one unit equal to one share of GPI common stock for every unit equal to one share of Weatherford Delaware common stock that was credited to such participant’s Weatherford Plan account as of the record date for the Distribution;

     WHEREAS, pursuant to the Distribution Agreement by and between Weatherford Delaware and GPI, GPI granted Weatherford Delaware employees and directors options to purchase shares of GPI common stock, $.01 par value, and a warrant to purchase shares of GPI common stock;
     WHEREAS, in the Distribution Agreement, GPI agreed to issue shares of its common stock upon the exercise of any option or warrant granted by GPI pursuant to the Distribution Agreement;
     WHEREAS, in the Employee Benefits Agreement, GPI agreed to issue shares of its common stock directly to participants in the Weatherford Plans as distributions became due under such plans with respect to units equal to shares of GPI common stock credited to participants’ accounts under such plans in accordance with the Employee Benefits Agreement;
     WHEREAS, pursuant to that certain instrument entitled “Assumption and General Amendment of Directors’ Stock Option and Benefit Programs and General Amendment of Employee Stock Option and Benefit Programs of Weatherford International, Inc.” dated June 26, 2002, by and between Weatherford Bermuda and Weatherford Delaware, Weatherford Bermuda assumed certain obligations of Weatherford Delaware with respect to the Weatherford Plans and certain Weatherford Delaware stock option plans;
     WHEREAS, NOV, NOV Sub, Inc. and GPI have entered into an Agreement and Plan of Merger by and among National Oilwell Varco, Inc., NOV Sub, Inc. and Grant Prideco, Inc. dated as of December 16, 2007 (the “Merger Agreement”);
     WHEREAS, as of the Effective Time, pursuant to this Agreement the account of each Weatherford Plan participant that is credited with units representing shares of GPI common stock shall be deemed to be credited with a certain number of units representing NOV common stock calculated as specified herein; and
     WHEREAS, the parties hereto desire to clarify the manner in which GPI’s obligation under the Employee Benefits Agreement to issue shares of GPI common stock to participants in the Weatherford Plans as distributions become due under such plans with respect to units equal to shares of GPI common stock credited to participants’ accounts under such plans will be implemented following the conversion of GPI common stock into NOV common stock in accordance with the Merger Agreement;
     NOW, THEREFORE, in consideration of the promises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, effective as of the Effective Time, Weatherford Bermuda, Weatherford Delaware, on behalf of itself and its subsidiaries, GPI and NOV agree as follows:
     (1) NOV hereby assumes GPI’s obligation under the Employee Benefits Agreement to issue shares of GPI common stock (which after the Effective Time will be converted into shares of NOV common stock, as adjusted herein) to participants in the Weatherford Plans as distributions become due under such plans. At the Effective Time, the units representing GPI common stock deemed credited under the Weatherford Plans determined in accordance with the Employee Benefits Agreement shall be converted into a certain number of units representing

NOV common stock. The number of such units representing GPI common stock credited to a Weatherford Plan participant’s account shall be converted into such number of units representing NOV common stock as is equal to the number of units representing GPI common stock credited to the participant’s account multiplied by the Conversion Ratio. For purposes of this Agreement, the term “Conversion Ratio,” which it is agreed shall be calculated to four decimal places, means the sum of (A) the Exchange Ratio and (B) the quotient of (i) the Cash Consideration per share of GPI common stock divided by (ii) the average of the last reported sales price of NOV common stock, as reported on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Weatherford Delaware and NOV), on each of the ten consecutive trading days immediately preceding the date of the Effective Time. Notwithstanding the foregoing, there shall be no fractional unit representing NOV common stock credited to a Weatherford Plan participant’s account. If necessary to prevent the crediting of a fractional unit, the number of units representing NOV common stock credited to a Weatherford Plan participant’s account shall be rounded down to the nearest number of whole units.
     (2) Prior to the Effective Time, Weatherford Delaware shall furnish to NOV a statement that indicates the number of units representing shares of GPI common stock credited to the Weatherford Plans accounts for all participants and former participants. Promptly after the Effective Time, NOV shall furnish to Weatherford Delaware a statement that calculates the Conversion Ratio and the applicable number of units representing shares of NOV common stock deemed credited to each of the participants’ accounts under the Weatherford Plans and, within 10 business days of receipt of such statement, Weatherford Delaware will certify in writing to NOV either its concurrence with such calculations or the basis for any disagreement with such calculations (or it shall be deemed to concur if it fails to respond within this 10-day period).
     (3) Weatherford Delaware or Weatherford Bermuda shall notify NOV in writing when the benefits of the participants and former participants who were employed by Weatherford Bermuda, Weatherford Delaware or any subsidiary of Weatherford Bermuda or Weatherford Delaware become distributable under the Weatherford Plans.
     (4) As soon as practicable after a notification has been delivered to NOV pursuant to paragraph (3) above, NOV shall cause to be issued directly to the participant or former participant such number of shares of NOV common stock as is equal to the number of units representing NOV common stock that are deemed credited to such participant’s account under the applicable plan in accordance with this Agreement.
     (5) The parties agree that none of NOV, GPI or any of their subsidiaries is entitled to deduct any amounts paid under or with respect to the Weatherford Deferred Compensation Plan. None of NOV, GPI or any of their subsidiaries shall attempt to claim federal income taxation deductions with respect to shares of NOV common stock issued by NOV to Weatherford Deferred Compensation Plan participants pursuant to this Agreement. The parties agree that pursuant to section 83(h) of the Internal Revenue Code of 1986, as amended, Weatherford Delaware, or its subsidiary, as appropriate, shall be entitled to claim a federal income taxation deduction with respect to shares of NOV common stock issued by NOV to participants of Weatherford Plans pursuant to this Agreement.

     (6) Promptly after each issuance of shares of NOV common stock pursuant to this Agreement, NOV shall furnish Weatherford Bermuda or Weatherford Delaware a written notice that lists the date of the issuance, the recipient and the number of shares of NOV common stock issued to each recipient.
     (7) NOV shall issue shares of its common stock upon the exercise of any option or warrant granted by GPI pursuant to the Distribution Agreement.
     (8) The parties agree that none of NOV, GPI or any of their subsidiaries is entitled to deduct any amounts with respect to the options or warrants granted pursuant to the Distribution Agreement. The parties agree that pursuant to section 83(h) of the Internal Revenue Code of 1986, as amended, Weatherford Delaware, or its subsidiary, as appropriate, shall be entitled to claim a federal income taxation deduction with respect to the exercise of the GPI option or warrant.
     (9) After the Effective Time, all units representing shares of NOV common stock credited to the accounts of participants under the Weatherford Plans shall be adjusted from time to time as appropriate to reflect any and all changes to NOV common stock, including, without limitation, dividends, stock splits or recapitalizations, in the same manner as adjustments are made for holders of NOV common stock.
     (10) Any notice provided pursuant to this Agreement shall be in writing, addressed to the General Counsel of the recipient party and delivered to the principal business office of the recipient party.
     (11) Weatherford Delaware shall indemnify and hold NOV (and its subsidiaries) harmless from any adverse determination, by any governmental instrumentality or agency, that NOV was subject to any tax withholding obligations with respect to its issuance of shares of NOV common stock pursuant to this Agreement.
     (12) For purpose of this Agreement, the terms “Exchange Ratio”, “Cash Consideration”, and “Effective Time” shall have the meanings ascribed to such terms in the Merger Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the 21st day of April, 2008.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Burt M. Martin

Title:	Senior Vice President

WEATHERFORD INTERNATIONAL, INC.

By:	/s/ Burt M. Martin
Title:	Senior Vice President

GRANT PRIDECO, INC.

By:	/s/Michael McShane

Title:	Chairman President and Chief Executive Officer

NATIONAL OILWELL VARCO, INC.

By:	/s/ Clay C. Williams

Title:	Senior Vice President and Chief Financial Officer